                                                                   Exhibit 23.1

                         Consent of Independent Auditors


The Board of Directors
Insignia Financial Group, Inc.:

We consent to the incorporation by reference in the following Registration Statements on Forms S-8 of Insignia Financial Group, Inc. of our report dated February 17, 2003, except for the last paragraph of note 22 which is as of March 14, 2003, with respect to the consolidated balance sheet of Insignia Financial Group, Inc. as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in the December 31, 2002, annual report on Form 10-K of Insignia Financial Group, Inc.

      Form                    Registration Number
      --------------------    ------------------------------
      S-8                     333-62731
      S-8                     333-62727
      S-8                     333-62725
      S-8                     333-67475
      S-8                     333-77353
      S-8                     333-78639
      S-8                     333-88371
      S-8                     333-41162
      S-8                     333-55752
      S-8                     333-92430




                                                         /s/ KPMG LLP

New York, New York
March 18, 2003